UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by FuelCell Energy, Inc. (the “Company”) in its Current Report on Form 8-K filed on May 14, 2019, in connection with the purchase by FuelCell Energy Finance, LLC, a wholly-owned subsidiary of the Company (“FuelCell Finance”), of all of the outstanding membership interests of Dominion Bridgeport Fuel Cell, LLC (which is now known as Bridgeport Fuel Cell, LLC) (“BFC”), FuelCell Finance entered into a Credit Agreement on May 9, 2019 with Liberty Bank, as administrative agent and co-lead arranger, and Fifth Third Bank, as co-lead arranger and swap hedger (the “Credit Agreement”), whereby Fifth Third Bank provided financing to BFC in the amount of $12,500,000 in connection with such purchase, and Liberty Bank provided financing to BFC in the amount of $12,500,000 in connection with such purchase. The interest rate under the Credit Agreement fluctuates monthly at the 30-day LIBOR rate plus 275 basis points on a total notional value of $25,000,000. As previously disclosed, an interest rate swap agreement was required to be entered into with Fifth Third Bank in connection with the Credit Agreement to protect against movements in the floating LIBOR index. Accordingly, on May 16, 2019, BFC entered into the 1992 ISDA Master Agreement, along with the Schedule to such Agreement, with Fifth Third Bank, and executed the related trade confirmations on May 17, 2019.  Pursuant to the terms of such Agreement, Fifth Third Bank and BFC will pay a fixed rate of interest of 2.34% multiplied by the notional amount of the swap in exchange for receipt of period payments based on a floating rate index of 2.75% multiplied by the same notional amount upon which the fixed rate payments are derived, with the notional amount in each case being equal to the outstanding principal amount under the loans from Fifth Third Bank and Liberty Bank. The net interest rate across the Credit Agreement and the swap transaction totals a fixed rate of 5.09%.

The obligations of BFC to Fifth Third Bank under the swap agreement are treated as obligations under the Credit Agreement and, accordingly, are secured by the same collateral securing the obligations of BFC under the Credit Agreement – specifically, (i) all assets of BFC, including BFC’s cash accounts, fuel cells, and all other personal property, as well as third party contracts including the Energy Purchase Agreement between BFC and Connecticut Light and Power Company dated July 10, 2009, as amended; (ii) certain newly manufactured fuel cell modules located at 3 Great Pasture Road, Danbury, CT that are intended to be used to replace the Bridgeport fuel cell project’s fuel cell modules as part of routine operation and maintenance; and (iii) FuelCell Finance’s ownership interest in BFC.

The description of the ISDA Master Agreement, the Schedule to such Agreement, and the swap transaction set forth above is qualified in its entirety by reference to the ISDA Master Agreement and the Schedule to such Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

The following exhibits are being furnished herewith.

Exhibit No.	Description

10.1	International Swap Dealers Association, Inc. Master Agreement dated as of May 16, 2019 between Fifth Third Financial Risk Solutions and Bridgeport Fuel Cell, LLC.

10.2	Schedule to the 1992 Master Agreement dated as of May 16, 2019 between Fifth Third Risk Solutions and Bridgeport Fuel Cell, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 22, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer